Exhibit 10.2

Amendment to

STOCK ESCROW AGREEMENT

This AMENDMENT TO THE STOCK ESCROW AGREEMENT (the “Amendment”), dated as of December 16, 2020, by and among BurgerFi International, Inc. (f/k/a OPES Acquisition Corp.), a Delaware corporation (“Company”), each stockholder identified on the signature pages hereto and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Escrow Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Stock Escrow Agreement, dated as of March 13, 2018 (the “Stock Escrow Agreement”), by and among the Company, the Initial Stockholders and the Escrow Agent.

W I T N E S S E T H :

A.	The Company and the Initial Stockholders entered into the Stock Escrow Agreement.

B.	Subsequent to the date of the Stock Escrow Agreement, certain of the Initial Stockholders transferred their Escrow Shares to other Initial Stockholders and certain of such Initial Stockholders’ members, officers, directors, consultants or affiliates (the “Initial Transferees”), and thereafter certain of the Initial Stockholders and/or Initial Transferees transferred their Escrow Shares to certain third parties (the “Subsequent Transferees,” and together with the Initial Transferees, the “Transferees”).

C.	The Transferees agreed to be bound by the terms and conditions of the Stock Escrow Agreement, this Amendment and the Insider Letter signed by the Initial Stockholders transferring the shares.

D.	The Company, the Initial Stockholders and the Transferees desire to make an amendment to the Stock Escrow Agreement as set forth in this Amendment.

The parties hereto accordingly agree as follows:

1. Amendment.

a. Section 3 Disbursement of the Escrow Shares.

Section 3.2 of the Stock Escrow Agreement is hereby deleted and the following is inserted in its place:

“Except as otherwise set forth herein, the Escrow Agent shall hold the shares remaining after any cancellation required pursuant to Section 3.1 above (such remaining shares to be referred to herein as the “Escrow Shares”) until the earlier of (x) six months after the date of the consummation of the Company’s initial merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities (“Business Combination”), and (ii) if, subsequent to the closing date of the Business Combination, the post-closing Company (the “Post-Closing Entity”) consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Post-Closing Entity’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (collectively, the “Escrow Period”). The Company shall promptly provide notice of the consummation of a Business Combination to the Escrow Agent. Upon completion of the Escrow Period, the Escrow Agent shall disburse such amount of each Initial Stockholder’s Escrow Shares (and any applicable stock power) to such Initial Stockholder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated because it failed to consummate a Business Combination within the time period specified in the Company’s amended and restated certificate of incorporation, as the same may be further amended from time to time, then the Escrow Agent shall promptly deliver the Escrow Shares to the Initial Stockholders and/or Transferees, as appropriate (i.e. the holder of such shares at that time); provided further, that if, within six months after the Company consummates a Business Combination, the Company (or the surviving entity) consummates a liquidation, merger, stock exchange, or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities, or other property, then upon receipt of a notice executed by the Chairman of the Board, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated or such conditions have been achieved, as applicable, the Escrow Agent will release the Escrow Shares to the Initial Stockholders and/or Transferees, as appropriate (i.e. the holder of such shares at that time). The Escrow Agent shall have no further duties hereunder after the disbursement of the Escrow Shares in accordance with this Section 3.”

2. No Other Amendments. Except for the amendments expressly set forth in this Amendment, the Stock Escrow Agreement shall remain unchanged and in full force and effect.

3. Entire Agreement. The Stock Escrow Agreement (as amended by this Amendment), sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth in the Stock Escrow Agreement (as amended by this Amendment). The Stock Escrow Agreement (as amended by this Amendment) supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

4. Governing Law. This Amendment shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding, or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such personal jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

5. Severability. A determination by a court or other legal authority of competent jurisdiction that any provision of this Amendment is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties hereto shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

6. Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party hereto an executed counterpart or the earlier delivery to each party hereto an original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

7. Captions. Captions are not a part of this Amendment, but are included for convenience, only.

8. Further Assurances. Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Company:

BurgerFi International, Inc. (f/k/a OPES Acquisition Corp.)

By:	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Chairman and Chief Executive Officer

INITIAL STOCKHOLDERS AND TRANSFEREES:

LH Equities, LLC.

By:	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Manager

AXIS PUBLIC VENTURES S. DE R.L. DE C.V.

By:	/s/ Gonzalo Gil White
Name:	Gonzalo Gil White
Title:	CEO

LION POINT CAPITAL

By:	/s/ Isrhad Karim
Name:	Irshad Karim
Title:	General Counsel and CCO

LB&B S.A. DE C.V.

By:	/s/ Rodrigo Lebois Mateos
Name:	Rodrigo Lebois Mateos
Title:	CEO

/s/ Gonzalo Gil White
Name:	Gonzalo Gil White

/s/ Carlos E. Williamson
Name:	Carlos E. Williamson

/s/ Jose Antonio Canedo White
Name:	Jose Antonio Canedo White

/s/ Gustavo A. Mondrago Marquez
Name:	Gustavo A. Mondrago Marquez

/s/ Jose Luis Cordova
Name:	Jose Luis Cordova

/s/ Miguel Angel Villegas Vargas
Name:	Miguel Angel Villegas Vargas

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

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